Exhibit 99.1

TOYS“R”US PROVIDES UPDATE ON REFINANCING TRANSACTIONS

ANNOUNCES CLOSING OF PREVIOUSLY ANNOUNCED EXCHANGE OFFERS

WAYNE, NJ (August 16, 2016) – Toys“R”Us, Inc. (the “Company”) today announced the closing of the previously announced private offers (the “Exchange Offers”) by TRU Taj LLC (the “Issuer”) to exchange the Company’s 10.375% Senior Notes due 2017 (the “2017 Notes”) and 7.375% Senior Notes due 2018 (the “2018 Notes” and, collectively with the 2017 Notes, the “Senior Notes”) for the Issuer’s newly issued 12% Senior Secured Notes due 2021 (the “New Secured Notes”) and, in the case of the 2017 Notes, up to $150.0 million in cash.

In the Exchange Offers, the Issuer accepted $344,921,000 in aggregate principal amount (or 76.65% of the previously outstanding amount) of the 2017 Notes and $191,660,000 in aggregate principal amount (or 47.92% of the previously outstanding amount) of the 2018 Notes. In addition to the cash that was paid as part of the transaction, the Issuer issued $441,200,000, which includes $407,394,000 in aggregate principal amount of New Secured Notes in exchange for the Senior Notes and an additional $33,806,000 in aggregate principal amount of New Secured Notes in concurrent private placements.

The Exchange Offers were made on the terms set forth in the confidential offering memorandum dated July 13, 2016 (as supplemented by the supplement thereto dated July 21, 2016, the “Offering Memorandum”), and the related letter of transmittal (the “Letter of Transmittal”). Prior to the consummation of the Exchange Offers, the Issuer modified the terms to provide that the aggregate principal amount of New Secured Notes issued to each participating holder for all Senior Notes properly tendered (and accepted by the Issuer) will be rounded up to the nearest whole multiple of $1,000 as necessary for all New Secured Notes to be issued in minimum denominations of $2,000 or multiples of $1,000 in excess thereof.

As previously disclosed, the Company is working with Bank of America, Goldman Sachs and Lazard to refinance the $725 million secured notes due December 2017 issued by its subsidiary Toys “R” Us Property Company II, LLC (“Propco II”). The Company is exploring structures, including accessing the CMBS and mezzanine financing markets. The Company’s advisors retained Cushman & Wakefield to perform an appraisal of Propco II properties. Cushman & Wakefield performed appraisals estimating the aggregate of the individual values of the Propco II portfolio as of April 2016 under the following scenarios:

•	Assuming each property was leased at market rent as of the date of value (“Leased at Market Rent”); and

•	Assuming the property was vacant and available for lease as of the date of value (“Dark Value”).

The aggregate of the individual values under the Leased at Market Rent and Dark Value scenarios as of the date of value was estimated at $878.8 million and $617.9 million, respectively. Additionally, Propco II had $115 million of cash and cash equivalents as of April 30, 2016.

An appraisal is only an estimate of value, as of the date stated in the appraisal. It is subject to various assumptions and limiting conditions and qualifications, any or all of which may have influenced the valuation. Changes since the date of the appraisal, whether in external and market factors or in the property itself can significantly affect the value. As an estimate, the appraisal is not necessarily a measure of realizable value and may not reflect the amount which would be received if the property were sold.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers were made and the New Secured Notes were offered and issued only to “qualified institutional buyers” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such persons, the “Eligible Holders”). The New Secured Notes have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum and the Letter of Transmittal.

About Toys“R”Us, Inc.

Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 871 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in more than 755 international stores and 250 licensed stores in 37 countries and jurisdictions. With its strong portfolio of e-commerce sites including Toysrus.com and Babiesrus.com, the Company provides shoppers with a broad online selection of distinctive toy and baby products. Toys“R”Us, Inc. is headquartered in Wayne, NJ and has an annual workforce of approximately 62,000 employees worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. For more information, visit Toysrusinc.com or follow @ToysRUsNews on Twitter.

Forward-Looking Statements

All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, implementation and operation of our new e-commerce platform, marketing strategies, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

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For more information please contact:

Lenders and Note Investors:

Chetan Bhandari, Senior Vice President, Corporate Finance & Treasurer at 973-617-5841 or Chetan.Bhandari@toysrus.com

Media:

Amy von Walter, Executive Vice President, Global Communications & Public Relations at 201-815-9512 or Amy.vonWalter@toysrus.com